UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: December 28, 2020
(Date of earliest event reported)

A. M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CTAM	OTCQX Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On December 28, 2020, A.M. Castle & Co., a Maryland corporation (the “Company”) filed articles of amendment with the State Department of Assessments and Taxation of Maryland with an effective time of 5:00p.m. Eastern Time on December 29, 2020 (the “Effective Time”) whereby, pursuant to Section 2-309(e) of the Maryland General Corporation Law (the “MGCL”), (i) each 10 shares of its outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) outstanding as of the effective date of the reverse stock split was combined into one whole share of Common Stock and (ii) the number of issued and outstanding shares of Common Stock was simultaneously and correspondingly reduced (collectively, the “Reverse Stock Split”). No fractional shares of Common Stock were issued as a result of the Reverse Stock Split. As permitted by Section 2-214(a)(4) of the MGCL, in lieu of issuing fractional shares to any stockholder as a result of the Reverse Stock Split, the Company will make a cash payment in an amount equal to $0.70 per pre-split share of Common Stock to any stockholder that would otherwise hold a fractional share after giving effect to the Reverse Stock Split.

A copy of the amendment effecting the Reverse Stock Split is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Stockholders of record who owned less than 10 shares of Common Stock prior to the Reverse Stock Split will be cashed out and will no longer be stockholders of the Company.

Item 8.01	Other Events.

The Company has completed the previously announced Reverse Stock Split. In lieu of issuing fractional shares to any stockholder as a result of the Reverse Stock Split, the Company will make a cash payment in an amount equal to $0.70 per pre-split share of Common Stock to any stockholder that would otherwise hold a fractional share after giving effect to the Reverse Stock Split. Shares of Common Stock held by stockholders of record owning fewer than 10 pre-split shares of Common Stock at the close of business on December 29, 2020 have been cancelled, and such stockholders will receive a cash payment of $0.70 per pre-split share of Common Stock. For more information regarding the Reverse Split, please refer to the Disclosure Statement filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2020 and furnished to stockholders. In addition, a final amendment to the Rule 13E-3 Transaction Statement on Schedule 13E-3, which was previously filed with the Commission, will be filed shortly to report the results of the Reverse Split.

After giving effect to the Reverse Split, the Company’s Common Stock will begin trading on or about December 30, 2020 under the new CUSIP number 148411408. It is anticipated that the Company’s Common Stock will continue to trade under the symbol “CTAM” on the OTC Pink Open Market, a centralized electronic quotation service for over-the-counter securities.

As permitted by Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following determination by the Company that the number of stockholders of record of the Company’s Common Stock is fewer than 300, the Company intends to file with the Commission a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 (the “Form 15”). The Form 15 will notify the Commission of the withdrawal of the Company’s Common Stock from registration under Section 12(g) of the Exchange Act in accordance with Rule 12g-4(a)(1) under the Exchange Act. OTC Pink Open Market (the “Pink Sheets”), a centralized electronic quotation service for over-the-counter securities. As a result, the Company’s obligation to file periodic reports, including its quarterly and annual reports, has been suspended immediately. The deregistration is expected to become effective 90 days after filing of the Form 15. There can be no assurance that any trading market for the Company’s Common Stock will exist after the Company has filed the Form 15.

At the Effective Time, the respective conversion rates of the Company’s 3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes Due 2024 (the “2024 Notes”) and 5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due 2022 (the “2022 Notes”) automatically adjusted as follows:

•	the conversion rate of the 2024 Notes adjusted from 2.1939631 shares of Common Stock per $1.00 principal amount of such notes to 0.21939631 shares of Common Stock per $1.00 principal amount of such notes; and

•	the conversion rate of the 2022 Notes adjusted from 0.2654 shares of Common Stock per $1.00 principal amount of such notes to 0.02654 shares of Common Stock per $1.00 principal amount of such notes.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
3.1	Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

	By:	/s/ Jeremy Steele
December 31, 2020		Jeremy Steele
Senior Vice President, General Counsel & Secretary